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                                                                   Exhibit 10.16

                       NONSTATUTORY STOCK OPTION CONTRACT
                                    UNDER THE
                        FELCOR LODGING TRUST INCORPORTED
                              AMENDED AND RESTATED
                     RESTRICTED STOCK AND STOCK OPTION PLAN

      This Contract is made and entered into this day of    ,  , but effective
as of , , between FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), and (the "Optionee").

                              W I T N E S S E T H:

      WHEREAS, the Compensation Committee of the Board of Directors of the Company has adopted the FelCor Lodging Trust Incorporated ____ Restricted Stock and Stock Option Plan (the "Plan"); and

      WHEREAS, the stockholders of the Company have approved the Plan; and

      WHEREAS, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the "Committee") has selected the Optionee and has authorized the Company to grant to the Optionee an option to purchase shares of common stock of the Company ("Common Stock") on the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Incorporation of the Plan. A copy of the Plan, as amended, is attached hereto and hereby incorporated herein by reference, and all of the terms, conditions and provisions contained therein shall be deemed to be terms, conditions and provisions of this Contract. All terms used herein that are defined in the Plan shall have the meanings given them in the Plan.

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      2. Grant of Option. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in the Plan and this Contract, the Company hereby grants to the Optionee, as a matter of separate inducement and agreement in connection with his employment, but not in lieu of any salary or other compensation for his services, an option (the "Option") to
purchase from the Company all or any part of an aggregate of     ( ) shares of
Common Stock at the purchase price of Dollars and Cents ($ . ) per share. The Option shall be deemed to have been granted, and the Date of Grant of the Option
shall be,   , .

      3. Term of Option; Exercise. This Option shall expire with respect to all
of the shares of Company Common Stock subject hereto on   ,  (the "Expiration
Date"), unless it shall be terminated at an earlier date in accordance with the provisions of the Plan. This Option shall be come exercisable and the Optionee may purchase all or any portion of the shares subject hereto at any time (i) on or after the earlier of (A) , and (B) Optionee's retirement at or after the age of sixty (60) and (ii) before the Expiration Date (or before any earlier termination date, in accordance with the provisions of the Plan).

      4. Exercise of Options. The Option granted hereunder (to the extent then exercisable) may be exercised at any time or from time to time by the Optionee (or, following the death or Disability of the Optionee, the Optionee's executor or other legal representative) by the giving of written notice of exercise to the Company, specifying the number of shares of Company Common Stock to be purchased, and by payment of the purchase price therefor. The purchase price of Company Common Stock subject to this Option may be paid (i) in cash (including any personal, certified or bank cashier's check) or (ii) by the surrender to the Company of shares of Company Common Stock that have been beneficially owned by the Optionee for more than six (6) months, together with appropriate endorsements or instruments to effect the transfer thereof to the Company, valued at its Fair Market Value (as defined in the Plan), or (iii) any combination of (i) and (ii) above.

      5. Limitations on Exercise. The Optionee shall not be entitled to exercise any one or more Options if, (i) after taking into account for calculation purposes all of such Optionee's "applicable employee remuneration" other than under the Plan, the exercise of such Option would cause the Optionee's "applicable employee remuneration" to exceed $1,000,000 for such taxable year,
(ii) the exercise thereof would violate Federal or state securities laws or
(iii) such exercise would occur within six (6) months following the grant of such Option or Options. Prior to the death or Disability of the Optionee, Options granted hereunder may be exercised only by the Optionee. Upon the death or Disability of the Optionee, subject to the provisions of Section 6 hereof, Options granted hereunder also may be exercised by an executor or other legal representative of the Optionee.

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      6. Termination upon Death, Disability or Termination of Employment. In the event of the death or Disability of the Optionee, any and all Options that have not been exercised prior to the earlier of (i) the Expiration Date of such Options and (ii) the date which is twelve (12) months following the death or Disability of the Optionee, shall terminate and may not thereafter be exercised. In the event of the Optionee's retirement, at or after the age of sixty (60), any and all Options shall remain exercisable at any time prior to the Expiration Date. In the event of the termination of the Optionee's employment by the Company for any reason other than the Optionee's death, Disability or retirement, at or after the age of sixty (60), any and all Options that have not been exercised prior to the earlier of (i) the Expiration Date of such Options and (ii) the date which is three (3) months following the date of such termination of employment by the Company, shall terminate and may not thereafter be exercised.

      7. Notices. All notices, surrenders and other communications required or allowed to be made or given in connection with the Option granted hereunder shall be in writing, shall be effective when received and shall be hand delivered or sent by registered or certified mail (i) if to the Company, to FelCor Lodging Trust Incorporated, 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062, Attention: General Counsel, or (ii) if to the Optionee, to the Optionee at the address set forth beneath his signature hereto, or to such other address as to which he may have notified the Company pursuant to this Section.

      8. Binding Effect. This Contract shall bind and, except as specifically provided in the Plan and this Contract, shall inure to the benefit of, the respective Successors, heirs, legal representatives and assigns of the parties hereto.

      9. Governing Law. This Contract and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

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      IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized officer and the Optionee has hereunto set his hand, on the day and year first written above.

                                            COMPANY:

                                            FELCOR LODGING TRUST INCORPORATED

                                            By: _____________________________

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                                            OPTIONEE:

                                            Name:

                                            Address:

                                            ____________________
                                            ____________________

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